EXHIBIT 23.1

KPMG LLP

Suite 3800

1300 South West Fifth Avenue

Portland, OR 97201

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 2, 2023, with respect to the consolidated financial statements of Digimarc Corporation, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon

May 12, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the

KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.